Exhibit 3.1

CERTIFICATE OF DESIGNATION AND PREFERENCES
OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF
ConnectM Technology Solutions, Inc.

I, Bhaskar Panigrahi, hereby certify that I am the Chief Executive Officer of ConnectM Technology Solutions, Inc. (the “Company”), a corporation incorporated and existing under the Delaware General Corporation Law (the “DGCL”) and further do hereby certify, in accordance with Section 103 of the DGCL to the following:

(a)            the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), authorizes the issuance of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.0001 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”);

(b)            Pursuant to the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution or resolutions such voting powers and such designation, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series; and

(c)            Pursuant to the Certificate of Incorporation, the Board adopted on August 31, 2026 the following resolution designating a new series of Preferred Stock as “Series C Convertible Preferred Stock,” none of which have been issued:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Section 4.2 of the Certificate of Incorporation and Section 151 of the DGCL, the Board authorizes a new series of Preferred Stock of the Company, designates such series as “Series C Convertible Preferred Stock” and the number of shares to be included in such series, as well as the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock of such series shall be as follows:

TERMS, PREFERENCES, RIGHTS AND LIMITATIONS
OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF
ConnectM Technology Solutions, Inc.

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series C Convertible Preferred Stock or the holders thereof, shall be as follows as set forth in this certificate of designation (this “Certificate of Designation”):

1.             Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Convertible Preferred Stock”). The authorized number of shares of Convertible Preferred Stock (the “Preferred Shares”) shall be 4,000 shares. Each Preferred Share shall have a par value equal to $0.0001 per share and a stated value equal to the Stated Value.

“Stated Value” shall mean $1,000.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

2.             Ranking. Except to the extent that the holders of Preferred Shares having a Stated Value exceeding 50% of the Stated Value of all of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock or Senior Preferred Stock in accordance with Section 13 (Voting), all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and claims on the assets of the Company in a bankruptcy, reorganization or liquidation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designation, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and claims on the assets of the Company in a bankruptcy, liquidation or reorganization (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and claims on the assets of the Company in a bankruptcy, liquidation or reorganization (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Optional Redemption Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.             Dividends.

(a)           From and after the first date of issuance of any Preferred Share (the “Initial Issuance Date”), each holder of such Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive preferential dividends (the “Dividends”), which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, on the Stated Value of such Preferred Share at a rate equal to 10% per annum (as the same may be adjusted as provided herein, the “Dividend Rate”); provided, that, during the continuance of any Negative Event (as defined below), the Dividend Rate shall automatically be increased to twenty-four percent (24.0%) per annum and, in the event that such Negative Event is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure with respect to the future accrual of Dividends. Dividends are cumulative and shall continue to accrue and compound while such Preferred Share is outstanding, whether or not declared and whether or not payable in any fiscal year, including whether or not there shall be net profits or surplus available for the payment of dividends in such fiscal year.

(b)           Dividends shall accrue daily on the Initial Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. Accrued and unpaid Dividends shall be payable monthly on the first business day of each calendar month either (i) in cash or (ii) with respect to such Dividends attributable to Preferred Shares subject to conversion hereunder, by increasing the Conversion Amount by the amount of such Dividends.

(c)           No dividend shall be paid on any other capital stock of the Company (other than Senior Preferred Stock) no shares of such other capital stock may be purchased, redeemed or acquired by the Company, and no funds shall be paid into or set aside or made available for a sinking fund for, the purchase, redemption or acquisition of any such other capital stock, in each case, unless all accrued and unpaid Dividends and Late Charges (as defined below) have been paid or are being paid simultaneously with such payment of dividend on other capital stock.

4.             Liquidation Preference. In the event of a distribution upon a liquidation, dissolution or winding up of the Company (or of subsidiaries of the Company the assets of which constitute all or substantially all of the assets or business of the Company and its Subsidiaries, taken as a whole), whether in a single transaction or series of transactions, and whether voluntary or involuntary (a “Liquidation Event”), each Holder of Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, (x) before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock, or any share of any other class or series of the Company’s preferred stock or other capital stock (other than Senior Preferred Stock and Parity Stock) and (y) simultaneously with any such payment that shall be made to the holders of any Parity Stock, an amount equal to the liquidation preference of such Preferred Shares, which shall be the greater of (a) 110% of the Stated Value of such Preferred Shares plus all declared or accrued and unpaid Dividends and Late Charges (the “Liquidation Amount”) and (b) the amount such Holder would otherwise receive if such Holder had converted such Preferred Shares into Common Stock immediately prior to the date of such payment. Should available funds be insufficient to make such payment, all such payments to Holders and other holders of Parity Stock shall be reduced ratably according to the amount of the payment to which such Holders and holders are entitled. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Listing Event to be distributed to the Holders in accordance with this Section 4.

5.             Redemptions.

(a)           Disclosures of Redemption Trigger Events. The Company shall disclose publicly each Change of Control, Fundamental Transaction, Subsequent Offering or Negative Event (each a “Redemption Trigger Event”) (and, if such notice is not in a filing with the SEC on Form 8-K or 1-U, as applicable, simultaneously provide notice to each Holder) not later than the trading day following the closing of such Fundamental Transaction or Subsequent Offering or the date such Negative Event occurs. In the case of a Subsequent Offering, the Company shall provide, simultaneously with such closing, a notice to each Holder indicating the net cash proceeds thereof available to redeem the Preferred Shares.

(b)           Redemptions Upon Redemption Trigger Events. At any time on or after the occurrence of a Redemption Trigger Event, each Holder may, in its sole discretion during the Redemption Window, submit a notice to the Company to redeem all or part of its Preferred Shares at the Redemption Price (each a “Redemption Notice”). The Company shall then deliver the Redemption Price in cash on the Redemption Date, on which date the Preferred Shares shall be redeemed. Redemptions required by this Section 6 shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Should the aggregate Redemption Price for all Preferred Shares requested to be redeemed in any seven-day period (the first such period beginning on the date the Company receives the initial Redemption Notice for such Redemption Trigger Event) because of any Redemption Trigger Event exceed the amount required by the Company to be paid for such redemption hereunder, the Preferred Shares requested by the Holders to be redeemed shall be redeemed ratably according to their Redemption Prices.

(c)           Redemption at the Company’s Option. The Company may redeem any Preferred Shares, at its option, at the Redemption Price, with not less than thirty (30) days’ prior written notice to the Holders, which notice shall be irrevocable and shall be subject to each Holder’s conversion right; provided, that, in the case of a partial redemption, the Company shall give Holders the option to opt out of such redemption and shall first redeem the Preferred Shares of the Holders that have not opted out of such redemption, ratably according to their Redemption Price, and then shall redeem the Preferred Shares of the remaining Holders ratably according to their Redemption Price. The Company shall pay the Redemption Price in cash to the Holders so redeemed on the 31st calendar day following effective delivery of such notice.

(d)           Following the Listing Event, the Company shall use thirty-three percent (33%) of the net proceeds of each new public or private debt or equity issuance (including proceeds from any Sale of the Blue Cloud Shares, after the repayment of all sums due under Note Two) to redeem the outstanding Preferred Shares at the Redemption Price. Such redemption shall be applied ratably among all Holders based on the outstanding Stated Value of Preferred Shares held by each such Holder; provided however, that following any such issuance, the Holder shall have 72 hours to submit a Conversion Notice prior to any such redemption being consummated

“Redemption Date” (i) in the case of a Redemption Notice based on the occurrence of a Negative Event, within five (5) business days’ of the receipt of such Redemption Notice, (ii) in the case of redemption at the Company’s option in accordance with Section 5(b), the date set forth in the Company’s written notice, and (iii) in the case of a Redemption Notice based on a Change of Control, Fundamental Transaction or Subsequent Offering, if such Redemption Notice is effectively delivered at least one business day prior to the closing of such Change of Control, Fundamental Transaction or Subsequent Offering (such Change of Control, Fundamental Transaction or Subsequent Offering having been previously publicly announced), concurrently with such closing of such Fundamental Transaction or Subsequent Offering and otherwise, within one business day after such consummation.

“Redemption Window” means (i) in the case of the occurrence of a Negative Event, at any time while such Negative Event is continuing and (ii) in the case of the occurrence of a Change of Control, or Fundamental Transaction or a Subsequent Offering, on or prior to the date that is 20 trading days after the initial consummation of such Change of Control, or Fundamental Transaction or Subsequent Offering.

“Redemption Price” means, with respect to Preferred Shares, (i) in the case of a Subsequent Offering, the Liquidation Amount and (ii) otherwise, 110% of the Liquidation Amount.

(e)           Mechanics. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Certificate (in accordance with Section 15 (Preferred Share Certificates)) representing the number of Preferred Shares which have not been redeemed. All Holders shall continue to be able to convert their Preferred Shares by sending a Conversion Notice at any time prior to the day when the Company is required to deliver the Redemption Price, in which case, delivery of such a Conversion Notice for any Preferred Shares shall immediately cancel (or, at the applicable Holder’s option by notice to the Company, suspend as long as such conversion is effective) any redemption thereof and such Preferred Shares shall instead be converted in accordance with this Certificate of Designation. In the event of the Company’s redemption of any of the Preferred Shares under this Section 6, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(f)            Return Upon Non-Payment. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (except if such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice by such Holder, (i) the corresponding Redemption Notice shall be null and void with respect to the Preferred Shares mentioned in such notice by such Holder, (ii) the Company shall immediately return the original certificates representing such Preferred Shares (the “Preferred Share Certificates”) or issue a new Preferred Share Certificate (in accordance with Section 15 (Preferred Share Certificates)), to such Holder, and in each case the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (D) 75% of lowest VWAP of the Common Stock on the trading day immediately preceding the applicable Conversion Date. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

6.             Conversion.

(a)            Voluntary Conversion. At any time following the date that is six months following the date of the Listing Event, each Preferred Share shall be convertible, in whole or in part, at the applicable Holder’s sole discretion, at any time and from time to time, at the Conversion Rate into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 7 and subject to the provisions of Section 8 (Limitations on Receiving Common Stock). Subject to the provisions of Section 8 (Limitations on Receiving Common Stock), at any time or times on or after the date that is six months following the date of the Listing Event, each Holder shall be entitled to convert, in whole or in part, any Preferred Share held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 7(c) (Mechanics of Conversion) at the Conversion Rate (as defined below). The Conversion Price shall be proportionally adjusted to account for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the number of shares of Common Stock issued to ensure that the percentage of shares of Common Stock received by any Holder upon full conversion at the Conversion Price, as well as the percentage of the value of the Company allocated to such Common Stock, both remain unchanged by any such transaction. Upon such adjustment, the Conversion Price shall be rounded down to the nearest $0.01.

“Conversion Amount” means, with respect to all or part of a Preferred Share to be converted, as of the applicable date of determination, the sum of (without duplication) (i) the Stated Value of such Preferred Share to be converted, plus (ii) all declared and unpaid Dividends thereon, plus (iii) any accrued and unpaid Late Charges as of such date of determination allocated ratably to such Stated Value.

“Conversion Price” means, as of any Conversion Date or other date of determination, the lower of (i) the Listing Event Price, (ii) $4.10 or (iii) if the applicable Conversion Notice was delivered during the continuation of a Negative Event, 95% of the lowest VWAP of the Common Stock during the period lasting five (5) consecutive trading days and ending on, and including, the trading day immediately preceding the date of such delivery.

“Conversion Rate” means the number of shares of Common Stock issuable upon the conversion of any part of a Preferred Share, which shall be calculated by dividing the Conversion Amount by the Conversion Price.

“VWAP” means, for or as of any date for any Security, the following: (i) the dollar volume-weighted average price for such Security on the Principal Trading Market for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “VWAP” function; or (ii) if Bloomberg does not report such a price, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or (iii) if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest Closing Sale Price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or (iv) if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder.

“Closing Bid Price” and “Closing Sale Price” means, for any Security as of any date: (i) the last closing bid price and last closing trade price, respectively, for such Security on the Principal Trading Market for such Security, as reported by Bloomberg; or (ii) if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be), then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York time, as reported by Bloomberg; or (iii) if such Security no longer trades on its Principal Trading Market, then the last closing bid price or last trade price, respectively, of such Security on the principal Trading Market where such Security is listed or traded as reported by Bloomberg; or (iv) if such Security no longer trades on a Trading Market, the last closing bid price or last trade price, respectively, of such Security in the over-the-counter market on the electronic bulletin board for such Security as reported by Bloomberg; or (v) if no closing bid price or last trade price, respectively, is reported for such Security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such Security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or (vi) if the “Closing Bid Price” or the “Closing Sale Price” cannot be calculated for a Security on a particular date based on the foregoing, the “Closing Bid Price” and the “Closing Sale Price” of such Security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder; or (vii) if the Company and the applicable Holder are unable to agree upon the fair market value of such Security, then such dispute shall be resolved, and such fair market value (and therefore the “Closing Bid Price” and “Closing Sale Price”) shall be determined, in accordance with the procedures set forth in Section 19 (Dispute Resolution). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(b)           Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)             Notice. Each Holder shall effect conversions by delivering to the Company a conversion notice, the form of which is attached hereto as Annex A (each a “Conversion Notice”), specifying therein the Preferred Shares and the Stated Value thereof to be converted and the date on which such conversion must be effected (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such notice is deemed delivered hereunder. The form Conversion Notice attached hereto as Annex A set forth the totality of the procedures required of any Holder in order to convert the Preferred Shares. Without limiting the foregoing, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to convert the Preferred Shares. No additional document (including legal opinion), other information or instructions shall be required of any Holder to convert the Preferred Shares. The Company may deliver an objection to any Conversion Notice within one (1) business day of delivery of such Conversion Notice. In the event of any dispute or discrepancy, the records of the applicable Holder shall be controlling and determinative in the absence of manifest error.

(ii)            Delivery of Common Stock. The Company shall honor conversions of the Preferred Shares and shall deliver the corresponding shares of Common Stock not later than on the Conversion Date in accordance with the terms, conditions and time periods set forth in this Certificate of Designation. Not later than the trading day following the Conversion Date, the Company shall deliver, or cause to be delivered, to the applicable Holder a certificate or certificates representing the shares of Common Stock so delivered which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect (which opinion must be acceptable to such Holder in its sole and absolute discretion and which opinion the Company shall be responsible for obtaining at its sole cost and expense), shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of the Preferred Shares. Each certificate required to be delivered by the Company under this Certificate of Designation shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which the shares of Common Stock so delivered are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering such shares, such shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES REGULATIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that such shares become eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request by any Holder thereof and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to such Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

(iii)           Delivery of Preferred Share Certificate. Following any conversion, if required by Section 7(c)(iii) (Registration; Book Entry), within three (3) trading days following a conversion of any such Preferred Shares as aforesaid, such Holder, if such Holder is holding a physical Preferred Share Certificate, shall surrender such certificate to a nationally recognized overnight delivery service for delivery to the Company the Preferred Share Certificate so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 15(b) (Lost, Stolen or Mutilated Preferred Share Certificates)). If the number or Stated Value of Preferred Shares represented by the Preferred Share Certificates submitted for conversion pursuant to Section 7(c)(iii) (Registration; Book Entry) is greater than the number or Stated Value of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than one (1) trading day after receipt of the Preferred Share Certificates and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate (in accordance with Section 15 (Preferred Share Certificates)) representing the number and Stated Values of the Preferred Shares not converted. The persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv)           Company’s Failure to Issue Common Stock. The Company shall use all efforts to deliver Common Stock on the date requested hereunder. If requested by a Holder in its sole discretion, the Company shall pay any available rush or expedited delivery fee to ensure faster processing or faster delivery of any such Securities and certificate. If the Company shall fail, for any reason or for no reason, prior to the deadline set forth herein (the “Share Delivery Deadline”) to deliver to any Holder shares of Common Stock in accordance herewith or a certificate therefor, to register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (each, a “Delivery Failure”), then, in addition to all other remedies available to such Holder:

(A)          unless such Delivery Failure is caused solely by Section 8 (Limitations on Receiving Common Stock), the Company shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the aggregate number of shares of Common Stock not issued to such Holder on a timely basis and to which such Holder is entitled and (B) the Closing Sale Price of the Common Stock on the trading day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to such Holder without violating Section 7(c) (Mechanics of Conversion); and

(B)           such Holder may choose, upon notice to the Company and in its sole discretion, on or after such Share Delivery Deadline, in addition to any other available remedy, to do any of the following (or any combination thereof), each of which will void, if applicable, any related Conversion Notice to the extent thereof:

(1)            retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice;

(2)            purchase, whether in an open market transaction or otherwise, whether directly or through a broker or other agent (a “Buy-In”), a number of shares of Common Stock not to exceed the number of shares subject to such Delivery Failure, and, within three (3) business days after receipt of such Holder’s request therefor and in such Holder’s discretion, the Company shall redeem the Preferred Shares that would, without such Delivery Failure, have been converted into such shares of Common Stock by paying to such Holder in cash an amount equal to such Holder’s total gross purchase price (including brokerage commissions, fees and other costs, fees and expenses, if any) for such shares of Common Stock so purchased;

(3)            accept from the Company late delivery of shares of Common Stock after the Share Delivery Deadline; provided, that such acceptance shall not waive any rights of such Holder, to damages or otherwise, caused by such delay; or

(4)            require that the Company redeem in cash all or some of the Preferred Shares subject to such Delivery Failure for an amount equal to (x) the number of shares of Common Stock that would have been delivered to such Holder in exchange for such Preferred Shares without such Delivery Failure times (y) a price per share equal to the Closing Sale Price on the Share Delivery Deadline (or, if such Share Delivery Deadline is not a trading day, on the trading day immediately preceding such day);

provided, that, in each case, voiding such Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designation or otherwise. Nothing herein shall limit such Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock on the Share Delivery Deadline pursuant to the terms hereof.

(v)            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Shares. As to any fraction of a share which any Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vi)           Taxes. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, all costs, fees and expenses of the Company’s transfer agent (as defined below) and all other out-of-pocket costs, fees and expenses, whether of the Company, the applicable Holder or otherwise) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(vii)          Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 19 (Dispute Resolution).

7.             DWAC Eligible, Freely Tradeable and Listed.

(a)            DWAC Eligible. The Company shall ensure that (i) its shares of Common Stock are and remain eligible at the Depository Trust Company (“DTC”) for full services pursuant to DTC’s operational arrangements, including transfer through DTC’s Deposits/Withdrawal at Custodian (“DWAC”) system, and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (i.e., a “DTC chill”), (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Company’s transfer agent is approved as an agent in the DTC’s Fast Automated Securities Transfer Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC, and (v) the Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC (“DWAC Eligible”).

(b)            Freely Tradeable. Subject to the terms and conditions of the Registration Rights Agreement, following the Liquidity Event, the Company shall ensure that all shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Closing Shares and the Issuable Securities) are freely tradeable. For the purposes of this Section 8(b), such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Securities by such security holder and names such holder as a selling security holder thereunder, and such registration statement is reasonably acceptable to such holder.

(c)            Listed on Trading Markets. The shares of Common Stock are trading, and the Company believes in good faith that they shall continue to trade uninterrupted, on the Principal Trading Market and all other Trading Markets for such Common Stock. All of the shares of Common Stock issued or issuable pursuant to the Transaction Documents (including the Closing Shares and the Issuable Securities) are listed or quoted for trading, and the Company shall use its best efforts to ensure that such shares continue to be listed or quoted for trading uninterrupted, on the Principal Trading Market and each such other Trading Market.

8.             Limitations on Receiving Capital Stock. Notwithstanding anything to the contrary contained in this Certificate of Designation, the Company shall not at any time effect any conversion of any Preferred Shares held by a Holder, and such Preferred Shares held by such Holder shall not be convertible at any time by such Holder, to the extent, and only to the extent, that, after giving effect to the conversion set forth in the application Conversion Notice, such Holder, together with such Holder’s Affiliates and any other persons acting as a group together with such Holder or any of such Holder’s Affiliates (collectively, the “Attribution Parties”), would beneficially own Common Stock in excess of 9.99% of the number of shares of the Common Stock outstanding at such time (as the same may be increased or decreased in accordance with this Section 8(b), the “Beneficial Ownership Limitation”); provided, that any Holder may, with prior notice to the Company, decrease such percentage with respect to such Holder and, if such percentage was previously decreased, such Holder may, upon not less than sixty-one (61) days’ prior notice to the Company and effective at the end of such 61-day period, increase such percentage for such Holder up to, and in any case not exceeding, 9.99%. When calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock issuable upon (i) conversion of the remaining, unconverted principal amount of the Preferred Shares beneficially owned by such Holder and its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, if applicable, the Warrant) beneficially owned by such Holder and its Attribution Parties. No prior inability of a Holder to convert Preferred Shares or otherwise convert or exercise any Transaction Document, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 8(a) shall have any effect on the applicability of the provisions of this Section 8(a) with respect to any subsequent determination of convertibility or issuance (as the case may be). Except as set forth above, for purposes of this Section 8(a), beneficial ownership and all determinations and calculations (including with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 8(a) applies, the determination of whether the Preferred Shares of any Holder are convertible (in relation to other Securities owned by such Holder together with its Attribution Parties) and of which Stated Value is convertible shall be in the sole discretion of such Holder. For purposes of this Section 8(a), in determining the number of outstanding shares of Common Stock, each Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of any such Holder, the Company shall promptly (and in any event within one (1) trading day) confirm in writing to such Holder the number of shares of Common Stock then outstanding. Irrespective of such reliance, such Holder shall in its calculation give effect to the conversion or exercise of Securities of the Company, including the Preferred Shares or the Warrant, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2(d) shall not be strictly interpreted in accordance with its terms as maybe necessary to correct any portion of this Section 2(d) that may be defective or inconsistent with the intended beneficial ownership limitations contained herein as they relate to applicable laws and regulations of the SEC or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(d) shall apply to all Holders of Preferred Shares.

9.             Authorized Shares.

(a)            Reserve Amount. So long as any Preferred Shares are outstanding, the Company shall take all actions necessary or appropriate to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock, as of any date of determination, at least equal to 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions) (the “Reserve Amount”). The Reserve Amount (including each increase in the number of shares so reserved) shall be allocated ratably among the Holders based on the Conversion Amounts of the Preferred Shares held by each such Holder on the date of determination.

(b)            Insufficient Authorized Shares. If, notwithstanding Section 11(a) (Reserve Amount) and not in limitation thereof, while any Preferred Share remains outstanding, the Company shall fail to have a number of authorized and unreserved (other than reserved for issuance pursuant to a conversion of Preferred Shares) shares of Common Stock available to issue upon conversion of the Preferred Shares that (i) at least equals the Reserve Amount and (ii) is sufficient to honor the immediate conversion of all Preferred Shares then outstanding, then the Company shall immediately take all actions necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to remedy such failure. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of such failure, but in no event later than seventy five (75) days thereafter, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock to any Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock, such Holder may, at its option and without limiting the availability of any other remedy, avail itself of the remedies set forth in Section 7(b)(iv) (Company’s Failure to Timely Convert).

10.           Rights Upon Issuance of Purchase Rights, Dilutive Issuances and Other Corporate Events. From and after the date hereof and until such time as less than 5% of the Preferred Shares remain outstanding and, to the extent applicable, except with respect to an Exempt Issuance:

(a)            Stock Dividends and Other Distributions. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) or Securities to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), including any right to receive Securities or other assets as part of a Fundamental Transaction (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions; provided, that, to the extent that such Holder’s right to participate in any such Distribution is not permitted by Section 8 (Limitations on Receiving Capital Stock), then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would no longer be prohibited by Section 8 (Limitations on Receiving Capital Stock), at which time or times, if any, such Holder shall be granted such rights (and any Dividends and other rights under this Section 10 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation. Notwithstanding the foregoing, in the case of a Distribution of Capital Stock, the Holder may, at its option choose to adjust the price set forth in clause (i) of the definition of Conversion Price by multiplying such price by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any shares held by the Company or any of its Subsidiaries) outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event (the “Dilution Factor”).

(b)           Stock Splits. If the Company, at any time while any Preferred Shares are outstanding (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of Capital stock of the Company, then the Conversion Price shall be multiplied by the Dilution Factor for such Event. Any adjustment made pursuant to this clause (b) or clause (a) above shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution at such event and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(c)           Change in Other Common Stock Equivalents. If the purchase or exercise price provided for in any Common Stock Equivalents, the additional consideration, if any, payable pursuant to any Common Stock Equivalents with respect to shares of Common Stock, or the rate at which Common Stock may be acquired pursuant to any Common Stock Equivalents changes at any time (other than any change to this Certificate of Designation or any other Purchased Securities), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to account proportionately, for such change. For purposes of this Section 10(c), if the terms of any Common Stock Equivalents are changed in the manner described in the immediately preceding sentence, then such Common Stock Equivalents and the shares of Common Stock deemed issuable thereunder shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 10(c) shall be made to the Conversion Price if such adjustment would result in an increase to the Conversion Price then in effect.

(d)           Dilutive Issuance. The Company shall not, directly or through any Company Group Member or any of their Subsidiaries, at any time when Preferred Shares are outstanding or a Delivery Failure is continuing, conduct a Subsequent Offering of Common stock or issue or otherwise Sell shares of Common Stock or Common Stock Equivalents (including under the Purchase Agreement) at a price lower than the Conversion Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of the Preferred Shares) (subject to adjustment in accordance with Section 10(f) (Purchase Rights)), in each case other than Exempt Issuances, without the prior written consent of the Required Holders. Subject to the foregoing, if, at any time while any Preferred Share is outstanding or a Delivery Failure is continuing, any Company Group Member or any Subsidiary of any Company Group Member shall conduct a Subsequent Offering of Common Stock or otherwise offer, issue, Sell, or offer or Sell any option to purchase or any right to reprice, any shares of Common Stock or any Common Stock Equivalents (or announce any such offer, Sale or issue), in each case other than as part of an Exempt Issuance, at an effective price per share that, after giving effect to any other adjustments hereunder, is less than the Conversion Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then, simultaneously with the consummation of each such Dilutive Issuance, the Conversion Price shall be reduced (and only reduced) to equal the lower of (i) the Base Share Price and (ii) the lowest VWAP of the Common Stock in the five (5) days immediately following such Dilutive Issuance. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. For the avoidance of doubt, it is understood and agreed that (i) if a holder of the shares of Common Stock or Stock Equivalents so issued shall, at any time after the issuance, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price and (ii) if such issuance shall be a variable-rate transaction, it shall be deemed to have been entered into at the lowest possible conversion or exercise price therefor. The Company shall notify the Holders, in writing, no later than the trading day following the issuance or deemed issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 10(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 10(d), upon the occurrence of any Dilutive Issuance, each Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether such Holder accurately refers to the Base Share Price in the Notice of Conversion.

(e)            Assumption Rights Upon Fundamental Transactions. The Company shall use its commercially reasonable efforts to not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 10(e) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares an equivalent Security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designation, including having a par value, stated value (and liquidation preference), conversion price and dividend rate equal to the par value, Stated Value, Conversion Price (which shall be adjusted so as to protect the economic value of the Preferred Shares, taking into account the relative values of the Common Stock and the common stock of the Successor entity, and to ensure the Holder receives shares of common stock of the Successor Entity at least equivalent to the shares of Common Stock obtainable upon conversion of the Preferred Shares) and Dividend Rate of the Preferred Shares held by the Holders and having the same ranking as the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on a Trading Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. For the avoidance of doubt, this clause (e) is not intended to permit any Fundamental Transaction. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 (Dividends), 4 (Liquidation Preference), 10(a) (Stock Dividends; and Other Distributions), 10(b) (Stock Splits) or 10(f) (Purchase Rights)), which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) to which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designation), as adjusted in accordance with the provisions of this Certificate of Designation. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this clause (e) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this clause (e) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

(f)             Purchase Rights. If at any time the Company offers, issues or Sells any Capital Stock or Common Stock Equivalents, to holders of Common Stock, whether or not as part of a Fundamental Transaction (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, that, to the extent that such Holder’s exercise of such Purchase Right is not permitted by Section 8 (Limitations on Receiving Capital Stock), then such Holder shall not be entitled to exercise such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would no longer be prohibited by Section 8 (Limitations on Receiving Capital Stock), at which time or times, if any, such Holder shall be granted such rights (and any Dividends and other rights under this Section 10 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation. Notwithstanding the foregoing, in the case of an offer, issuance or Sale of Capital Stock, the Holder may, at its option choose to adjust the price set forth in clause (i) of the definition of Conversion Price by multiplying such price by the Dilution Factor.

11.            Other Covenants; Information. The Company shall comply with the various covenants set forth in the Purchase Agreement (all of which are herein incorporated by reference). Without limiting the foregoing, the Company shall (i) provide all information and documentation to a Holder that is reasonably requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designation, (ii) give prompt notice to each Holder of all actions taken pursuant to the terms of this Certificate of Designation, including in reasonable detail a description of such action and the reason therefor, including any adjustment of the Conversion Price or Redemption Price and (iii) give notice to any Holder, at least fifteen (15) days prior thereto, of any date on which the Company closes its books or takes a record (1) with respect to any dividend or distribution upon the Common Stock, (2) with respect to any grant, issuances, or sales of any Securities or Stock Equivalents or (3) for determining rights to vote with respect to any Redemption Trigger Event, Listing Event, Dividend, dissolution or liquidation; provided, that it is understood and agreed neither the Company, any of its Affiliates, nor any of their respective officers, directors, agents, members, stockholders, managers, and staff members, nor any other person acting on their behalf, will provide the Holder, its Affiliates or their respective agents or counsel with any information that any of the Company or its Affiliates believes could constitute material non-public information, unless prior thereto such information is disclosed to the public, or such Holder shall have entered, after the date hereof (any such agreement executed on or prior to the date hereof being void and of no further force and effect) into a written agreement with the Company regarding the confidentiality and use of such information. Nothing in this Certificate of Designation is intended for the Company of any of its Affiliates, nor any of their respective officers, directors, agents, members, stockholders, managers, and staff members, nor any other person acting on their behalf, to provide, and no such person has provided to any Holder any such material non-public information without such disclosure or such written agreement. In the absence of any such agreement, no Holder has any duty of confidentiality (and no duty not to trade on the basis of material non-public information) to the Company or any of its Subsidiaries, Affiliates, or any of their respective officers, directors, agents, members, stockholders, managers, and staff members, or any other person acting on their behalf, and the Holder is governed only by applicable law. The Company understands and confirms that each Holder is and shall be relying on the foregoing representations, warranties and covenants in effecting transactions in Securities of the Company.

12.            Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Preferred Shares to the designated assignee or transferee pursuant to Section 15 (Preferred Share Certificates); provided, that, if the Company does not so record an assignment, transfer or sale (as the case may be) of such Preferred Shares within two (2) business days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 12, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares to the Company unless (a) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 11) or (b) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges converted or paid (as the case may be) and the dates of such conversions or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value, Dividends and Late Charges converted or paid (as the case may be and the dates of such conversions and/or payments (as the case may be) within two (2) business days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof.

13.            Transfer of Preferred Shares. A Holder may transfer, or otherwise Sell, issue, negotiate or grant participations in, all or any part of any right, title or interest in some or all of its Preferred Shares without the consent of the Company or any other Company Group Member; provided, that this Certificate of Designation shall apply to all successor Holders of Preferred Shares.

14.            Preferred Share Certificates.

(a)            Original Issuance and Transfer. Each Preferred Share shall be represented by an original Preferred Share Certificate, issuable to the Holder thereof immediately upon demand upon the issuance of such Preferred Share. If any Preferred Shares are transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 15(d) (Issuance Mechanics; Legend)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 15(d) (Issuance Mechanics; Legend)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such new Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledges and agrees that, following conversion or redemption of any portion of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

(b)            Lost, Stolen or Mutilated Preferred Share Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 15(d) (Issuance Mechanics; Legend)) representing the applicable outstanding number of Preferred Shares.

(c)            Preferred Share Certificate Exchangeable for Different Denominations. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for new Preferred Share Certificates (in accordance with Section 15(d) (Issuance Mechanics; Legend)) representing individually a different number of Preferred Shares and in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

(d)           Issuance Mechanics; Legend. Whenever the Company is required to issue new Preferred Share Certificates pursuant to the terms of this Certificate of Designation, such new Preferred Share Certificates (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 15(a) (Original Issuance and Transfer) or Section 15(c) (Preferred Share Certificates Exchangeable for Different Denominations), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented on other Preferred Share Certificates held by such Holder, does not represent, in the aggregate, more than the number of Preferred Shares held by such Holder), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which, in the case of a replacement certificate, shall be the same as the issuance date of the original Preferred Share Certificate. Finally, except as provided in Section 13(e) (Legend Removal), each Preferred Share Certificate shall bear the following legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING Section 15 THEREOF. THE NUMBER OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO Section 15 OF THE CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(e)           Legend Removal. No certificate evidencing any Preferred Share shall contain the first paragraph of the legend set forth in Section 12(d) (Issuance Mechanics; Legend), and no certificate evidencing any Common Stock shall bear any legend, in the following cases: (i) while a registration statement covering the resale of such Security is effective under the Securities Act; (ii) following any sale of such Security pursuant to Rule 144; (iii) if such Security is eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of any Holder and at the Company’s sole expense cause its counsel (or at such Holder’s option, exercised in its sole discretion, counsel selected by such Holder) to issue a legal opinion to the Company’s transfer agent promptly after any of the events described in (i)-(iv) in the preceding sentence to effect the removal of any legend (including that described in set forth in Section 12(d) (Issuance Mechanics; Legend)), with a copy to such Holder and its broker. If all or any portion of any Preferred Share is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Common Stock, or if any Preferred Share may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Common Stock or Preferred Share Certificate shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under Section 12(d) (Issuance Mechanics; Legend), it will, no later than two (2) trading days following the delivery by any Holder to the Company or the Company’s transfer agent of a Preferred Share Certificate or a certificate representing Common Stock issued with a restrictive legend (such second (2nd) trading day being referred to as the “Legend Removal Date” therefor), issue or instruct the Company’s transfer agent to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Certificate of Designation. Certificates for the Securities subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to such Holder by crediting the account of such Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(f)            Penalties. In addition to each Holder’s other available remedies, the Company shall pay to any Holder, in cash, as partial liquidated damages and not as a penalty, $1,000 per trading day for each trading day after the Legend Removal Date for Securities of such Holder until a certificate therefor is delivered without a legend. Nothing herein shall limit such right to pursue actual damages for the Company’s failure to deliver certificates representing any Preferred Stock or Common Stock as required by this Certificate of Designation or the Transaction Documents, and each Holder shall have, severally and not jointly, the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

(g)           Retirement. Any Preferred Shares that are converted, repurchased or redeemed shall be automatically and immediately retired and shall not be reissued, sold or transferred.

15.           Voting. Holders of Preferred Shares shall have no voting rights, except as required by applicable law (including the DGCL) and as expressly provided in this Certificate of Designation. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining either the affirmative vote of the Required Holders at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, in each case voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, this Certificate of Designation, or its Certificate of Incorporation or its Bylaws, or file any Certificate of Designation or articles of amendment of any series of shares of Capital Stock, or otherwise take any other action, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, in each case if any such actions would, in the reasonable opinion of any Holder, adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares; (b) change (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2 (Ranking), create or authorize (by reclassification or otherwise) any new class or series of shares of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock of the Company (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2 (Ranking), pay dividends or make any other distribution on any shares of Junior Stock or pay dividends or make any other distributions on Parity Stock without making the corresponding Dividend required hereunder; (f) issue any Preferred Shares other than pursuant to the Purchase Agreement or issue any other Securities that would cause a breach or default under this Certificate of Designation or any Transaction Document; or (g) without limiting any provision of Section 6(c) (Redemption at the Company’s Option), whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

16.            Fees and Expenses. The Company shall pay to each Holder all fees, costs and expenses required by Section 5.2 (Fees and Expenses) of the Purchase Agreement to be paid by the Company, including fees costs and expenses of attorneys, experts, auditors, accountants, consultants and appraisers, agents and other representatives and including the following:

(a)           all fees, costs and expenses incurred in connection with any consent, waiver, amendment or other modification to this Certificate of Designation or the Preferred Shares;

(b)           all fees, costs and expenses of collection or enforcement or any other action, investigation or proceeding; and

(c)           all fees, costs and expenses in connection with any Negative Event, including any bankruptcy, reorganization, receivership of any Company Group Member or other proceedings affecting creditors’ rights and involving a claim under this Certificate of Designation.

17.           Notices; Currency; Payments.

(a)            Notices. Whenever notice is required to be given to any person under this Certificate of Designation, unless otherwise provided herein, such notice must be in writing, may be given to the physical address or by email or other electronic means, shall be given to the address specified by such person therefor in accordance with the Purchase Agreement and shall be effective as provided in the Purchase Agreement, in each case except as otherwise required by law.

(b)            Currency. All dollar amounts referred to in this Certificate of Designation are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designation shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designation, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)            Payments. Whenever any payment of cash is to be made by the Company to any Holder pursuant to this Certificate of Designation, unless otherwise expressly set forth herein, such payment shall be made in cash, which shall mean in immediately available dollars by wire transfer (net of any wire transfer fees, which shall be paid by the Company) at the account provided by such Holder to the Company. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a business day, the same shall instead be due on the next succeeding business day. Any obligation to pay any amount or deliver any Security to any Holder that is not fulfilled when due shall result in (i) a one-time late charge being owed and payable by the Company in an amount equal to ten percent (10%) of such obligation and (ii) interest being charged on such obligation (in the case of any Security, payable as additional Securities of the same type) at a rate equal to twenty-four percent (24%) per annum from the date such obligation is due to the date it is fulfilled (“Late Charges”), calculated on the basis of a 360-day year consisting of twelve thirty (30)-day periods, for the actual number of days occurring, in whole or in part, in such period. Any payment of any amount to the Holder, and any delivery of any Security to the Holder, received after 3 p.m. on any day shall be deemed received (i) on the next business day, in the case of any such payment and (ii) on the next trading day, in the case of any such delivery. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

18.           Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices (other than notice expressly provided hereunder) in connection with the delivery, acceptance, performance, breach, default or enforcement of this Certificate of Designation and the Transaction Documents.

19.           No Implied Waiver or Notice Rights. No notice to or demand on any Company Group Member, whether or not in any legal proceeding, shall entitle any Company Group Member to any other or further notice (except as specifically required by this Certificate of Designation) or demand in similar circumstances. The failure by any Holder at any time or times to require strict performance by any Company Group Member of any provision of this Certificate of Designation or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Holder thereafter to demand strict compliance and performance with such provision, shall not affect, or operate a waiver under, any other provision of this Certificate of Designation (except as specifically mentioned) and shall not constitute a course of dealing by such Holder at variance with the terms of this Certificate of Designation (and therefore, among other things, shall not be construed to require any notice by such Holder of its intent to require strict adherence to the terms of this Certificate of Designation in the future). No waiver of any Redemption Trigger Event or waiver of any default or breach of any provision, condition or requirement of, this Certificate of Designation shall be deemed a continuing waiver in the future of a waiver of any other or subsequent Redemption Trigger Event, default or breach of, or a waiver of any other provision, condition requirement of, this Certificate of Designation; nor shall any failure, delay or omission of any party to exercise any right, power, or privilege under this Certificate of Designation waive, or otherwise impair in any manner, the exercise of, such or any other right, power or privilege under this Certificate of Designation. None of the foregoing actions shall in any way affect the ability of each Holder, in its discretion, to exercise any rights available to it under this Certificate of Designation or under applicable law, except as specifically agreed in any written waiver or other modification made in accordance with this Section 20.

20.           Stockholder Matters; Amendments.

(a)            Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designation or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)            Amendments and Waivers. This Certificate of Designation or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver (instead of an amendment) of any provision of Section 8 (Limitations on Receiving Common Stock).

21.           Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Holder is hereby authorized by the Company at any time or from time to time, without notice or demand to any Company or to any other person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by any Company Group Member to or for the credit or the account of any Company Group Member or any of their Affiliates against and on account of any amounts due by the Company to any Holder hereunder (including from any payment to be made hereunder for Securities), irrespective of whether or not (a) such Holder shall have made any demand hereunder or (b) any amount owing by any Company Group Member shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Holder receives more than it is owed hereunder, it shall hold such amounts in trust for the other Holders and transfer such amounts to the other Holders ratably according to the amounts they are owed on the date of receipt. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by any Holder and shall not, except as expressly provided herein, be subject to set off or counterclaim or to any other obligation of the Company (or the performance thereof).

22.           Dispute Resolution.

(a)            In the case of a dispute between any Company Group Member and any Holder relating to or in connection with - or when an agreement between any Company Group Member and any Holder is required hereunder, an inability to agree on - a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party, by notice delivered as provided in Section 18(a) (Notices), (i) if by the Company, within two (2) trading days after the occurrence of the circumstances giving rise to such dispute or (ii) if by any Holder, at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute on or prior to the second (2nd) trading day following such initial notice, then, at any time thereafter, such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b)            Such Holder and the Company shall each deliver to such investment bank (i) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22 and (ii) written documentation (together with such copy of such submission, the “Required Dispute Documentation”) supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) trading day immediately following the date on which such investment bank is selected hereunder (the “Dispute Submission Deadline”). If either party fails to deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then such party shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline. Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute other than the Required Dispute Documentation.

(c)            The Company and such Holder shall ensure that such investment bank determines the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) trading days immediately following the Dispute Submission Deadline. The costs, fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(d)            The Company expressly acknowledges and agrees that (i) this Section 19 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) and that any Holder is authorized to apply for an order to compel arbitration in order to compel compliance with this Section 19, (ii) the terms of this Certificate of Designation and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of any dispute resolved under this Section 19, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designation and any other applicable Transaction Documents, (iii) as described in Section 22, the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 19 to any state or federal court in lieu of utilizing the procedures set forth in this Section 19 and (iv) nothing in this Section 19 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including with respect to any matters described in this Section 19).

23.            Governing Law.

(a)            This Certificate of Designation, and all claims, disputes, actions, investigations and proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

(b)            Except for disputes resolved pursuant to Section 21 (Dispute Resolution), any such action or proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that any Holder may bring actions or proceedings in other jurisdictions to enforce this Certificate of Designation. The Company (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any action or proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any action or proceeding by the mailing of copies of the process to the parties hereto as provided in Section 17(a) (Notices) and (iv) irrevocably and unconditionally agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in this Certificate of Designation shall affect the right of any Holder to serve process in any other manner permitted by applicable law or commence actions or proceedings or otherwise proceed against any Company Group Member in any other jurisdiction.

(c)            The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any right that they may have to trial by jury of any claim or cause of action or in any action or proceeding, directly or indirectly based upon or arising out of, under or in connection with, this Certificate of Designation or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (i) certifies that no other party and no Affiliate of any party and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to acquire Preferred Shares by, among other things, the mutual waivers and certifications in this clause (c). The Company acknowledges and agrees that the foregoing waivers are a material inducement to the Holders to acquire Preferred Shares. The Company has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Certificate of Designation may be filed as a written consent to a trial by the court. This Section 22 shall not restrict a party from exercising pre- or post-judgment remedies under applicable Regulations

24.            Severability. Any provision of this Certificate of Designation being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Certificate of Designation or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Company and the Required Holders will negotiate in good faith to amend this Certificate of Designation so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

25.            Recission and Withdrawal Rights. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Certificate of Designation, whenever any Holder exercises a right, election, demand or option under this Certificate of Designation and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that, in the case of a rescission by any Holder of a conversion of any Preferred Shares, such Holder shall return to the Company any Security received and subject to such rescinded conversion.

26.            Remedies.

(a)            In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holders will be entitled to specific performance under this Certificate of Designation. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of the Company contained in this Certificate of Designation and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b)            If the Company shall fail to discharge any covenant, duty or obligation hereunder, any Holder may, in its discretion at any time, for the account and at the expense of the Company pay any amount or do any act required of the Company hereunder or otherwise lawfully requested by the Holder (including buying replacement Securities in the Principal Trading Market of such Securities in case of failure by the Company to deliver Securities to such Holder). All fees, costs and expenses incurred by any such Holder in connection with the taking of any such action shall be reimbursed to such Holder by the Company, on demand, with Late Charges accruing thereon. Any payment made or other action taken by the Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of this Certificate of Designation and without prejudice to any Holder’s right to proceed thereafter as provided herein.

(c)            The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available hereunder, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d)            Nothing in this Certificate of Designation shall limit any Purchaser Party’s rights to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designation.

(e)            The Company acknowledges and agrees that any breach of this Certificate of Designation could cause irreparable harm to each Holder and the remedy at law for any such breach may be inadequate. Therefore, in the event of any such breach, each such Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

27.           Marshaling; Payment Set Aside. No Holder shall be under any obligation to marshal any property in favor of the Company or any other party or against or in payment of any amount due under this Certificate of Designation. To the extent that the Company makes a payment or payments to any Holder pursuant to this Certificate of Designation or any Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Group Member, a trustee, receiver or any other person under any applicable law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, and all rights and remedies related thereto under this Certificate of Designation, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

28.           Maximum Rate. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy hereunder. Notwithstanding any provision to the contrary contained in this Certificate of Designation, it is expressly agreed and provided that the total liability of the Company hereunder for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay hereunder exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable hereto is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable hereto from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to any obligation owing hereunder, such excess shall be applied to any other outstanding obligation hereunder or be refunded to the Company, the manner of handling such excess to be at the election of the applicable Holder.

29.           Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing hereunder is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

30.           Further Assurances; Noncircumvention. The Company will not, by amendment of its Certificate of Incorporation (as defined in the Purchase Agreement), Bylaws (as defined in the Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times in good faith carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designation or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the seventy-five (75) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 8(a) (Beneficial Ownership Limitation)), the Company shall use its best efforts to promptly remedy such failure, including obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

31.            Certain Defined Terms. For purposes of this Certificate of Designation, the following terms shall the following meanings:

“Affiliate” means each person that controls, is controlled by or is under common control with such person or any Affiliate of such person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Holders and their Subsidiaries, on the one hand, and the Company Group Members and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“Bloomberg” means Bloomberg, L.P.

“Board” means the board of directors of the Company.

“Bylaws” means the bylaws of the Company, as in effect on the date of determination.

“Capital Stock” means all shares, participation or other equivalent (however designated) of capital stock (whether denominated as common stock or preferred stock), and all other equity interests, including all beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a person (other than an individual), whether voting or non-voting.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect on the date of determination.

“Change of Control” means the occurrence of any of the following: (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of (x) 50% prior to any initial public offering of the Common Stock and (y) 20% thereafter or more of the issued and outstanding Voting Stock of any Company Group Member (whether on an as converted, fully diluted basis or without taking into account any potential conversion or dilution of Stock Equivalents), other than by acquiring such Common Stock directly in an offering made to the general public, (ii) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (3) the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the persons who are Company Group Members on the date hereof.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means all Securities and Indebtedness convertible into or exchangeable for Common Stock or any other Common Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Common Stock or any other Common Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Company” means ConnectM Technology Solutions, Inc., a corporation incorporated under the laws of the State of Delaware.

“Company Group Member” means any of the Company and its Subsidiaries.

“Derivative” means (a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, (b) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement (including with respect to cryptocurrencies), (c) any futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, and (d) any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“DGCL” means the Delaware General Corporations Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exempt Issuance” has the definition set forth in the Purchase Agreement.

“Fundamental Transaction” means any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company; (ii) any Sale or license of any right, title or interest in the assets of any Company Group Member, other than to a Company Group Member and other than transactions in the ordinary course of business and transactions that, individually or in the aggregate, affect less than 10% of the market value of the consolidated assets of the Company Group Members, (iii) the completion of any purchase offer, tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of Common Stock Sell, tender or exchange their shares for other Securities, cash or property, and (iv) any other corporate reorganization, Securities purchase or other business combination involving the Company or, if all surviving entities are not a Company Group Member, any other Company Group Member, including any spin-off or scheme of arrangement of any Company Group Member, any reorganization, recapitalization or reclassification of the Common Stock, any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or other assets.

“Listing Event” means a public offering pursuant to an effective registration statement under the Securities Act and, in connection with such offering, the shares of Common Stock being listed for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Listing Event Price” shall mean the price per share of Common Stock (or unit, if units are offered in the Listing Event) at which the Listing Event is consummated.

“Material Adverse Effect” means any event that the Company would be required to disclose in an SEC Report, whether by filing a Form 8-K or otherwise, that could have an adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document or any transaction contemplated therein, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Group Member or (c) the ability of any Company Group Member to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever.

“Negative Event” means each of the following event:

(i)             the Board fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3 (Dividends) or to authorize any other action required hereunder that shall require an authorization of the Board;

(ii)            the Company fails to pay to any Holder any Dividend (whether or not declared by the Board of Directors), Redemption Price, other distribution, Late Charges or any other amount when and as due under this Certificate of Designation (including the Company’s failure to pay any redemption payments or amounts hereunder), the Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, as permitted pursuant to the DGCL), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least three (3) business days;

(iii)           any of the Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares are not freely tradable without restriction by any of the Holders due to an uncured breach of an obligation by the Company to any Holder or under any applicable law after the applicable grace period has run;

(iv)           the suspension from trading or listing or failure of the Common Stock to be trading or listed (as applicable) on an Trading Market for a period of more than two (2) consecutive trading days or such suspension being threatened (with a reasonable prospect of delisting occurring after giving affect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur as evidenced by a writing from any Trading Market or the “Company failing to meet the minimum listing maintenance requirements (after giving effect to any applicable cure period) of any Trading Market where the Common Stock is listed or designated for quotation;

(v)            the Company shall fail to have (A) a sufficient number of authorized and otherwise unreserved shares of Common Stock to satisfy its obligations under this Certificate of Designation to reserve for issuance upon conversion of the Preferred Shares or (B) shall fail to reserve for issuance of such Common Stock a number of shares of Common Stock at least equal to the Reserve Amount;

(vi)           the Company (A) fails to delivery the required number of shares of Common Stock as and when required under this Certificate of Designation or any Transaction Document and such failure is not cured within two (2) trading days, (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder as and when required by this Certificate of Designation or any Transaction Document, unless otherwise then prohibited by applicable law, and any such failure remains uncured for at least two (2) trading days, (C) provides a written notice, including by way of public announcement or through any of its agents or other representatives, at any time, of its intention not to comply, as required, with a request for delivery of shares of Common Stock that is made in accordance with this Certificate or any Transaction Document, including a request for conversion of any Preferred Shares, other than pursuant to Section 8 (Limitations on Receiving Common Stock) or any similar provision in any other Transaction Document or (D) fails to have any registration statement covering any Securities of the Company held by any Holder become effective as and when required under any Transaction Document;

(vii)          the Common Stock cannot be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian system or (B) the Company has received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated;

(viii)        bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against any Company Group Member or any Subsidiary of any Company Group Member and, if instituted by a third party, shall not be dismissed within thirty (30) days of their initiation;

(ix)           the commencement by any Company Group Member or any Subsidiary of any Company Group Member of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of any Company Group Member or any Subsidiary of any Company Group Member in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Company Group Member or any Subsidiary of any Company Group Member or of any substantial part of any of their property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by any Company Group Member or any Subsidiary of any Company Group Member in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under any other law;

(x)            the entry by a court of (i) a decree, order, judgment or other similar document in respect of any Company Group Member or any Subsidiary of any Company Group Member of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging any Company Group Member or any Subsidiary of any Company Group Member as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of any Company Group Member or any Subsidiary of any Company Group Member under any applicable law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of any Company Group Member or any Subsidiary of any Company Group Member or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xi)           the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of indebtedness or other obligation of any Company Group Member or any Subsidiary thereof;

(xii)          a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against any Company Group Member or any Subsidiary of any Company Group Member and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and such Company Group Member (or, as the case may be, such Subsidiary) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii)         any Company Group Member or any Subsidiary thereof, individually or in the aggregate fails to pay, when due, or within any applicable grace period, any obligation in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by such Company Group Member or, as the case may be, such Subsidiary in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation causes the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(xiv)         other than as specifically set forth in another clause of this definition, any Company Group Member or any Subsidiary thereof breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) made to any Holder, whether in this Certificate of Designation, any Transaction Document or any other document, or the Company breaches any covenant, provision or other term or condition of this Certificate of Designation, any Transaction Document or any other agreement with any Holder, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive trading days;

(xv)          the occurrence of any Material Adverse Effect; or

(xvi)         a Fundamental Transaction or Subsequent Issuance being abandoned or otherwise canceled or withdrawn at any time after a public announcement thereof; or

(xvii)        any Holder obtaining material non-public information, directly or indirectly, from or on behalf of any member of the Company Group or any of their managers, officers, directors, managing members, staff members, representatives or agents.

“Parent Entity” of a person means an entity that, directly or indirectly, controls the applicable person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such person or Parent Entity, the person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

“Principal Trading Market” for any Security, means the principal Trading Market for such Security, as listed in the applicable offering documents for such Security. The “Principal Trading Market” for the Common Stock as of the filing date of this Certificate of Designation with the Delaware Secretary of State is the OTC Markets OTCQX.

“Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial Holder of Preferred Shares, dated as of August __ 2026, as may be amended from time in accordance with the terms thereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any person of, or any other transaction permitting any person to acquire, in one transaction or a series of transactions, any right, title or interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable and including acquiring or Selling any Derivative intended to transfer, or having the effect of transferring, any risk relating to any such right, title or interest in such business or property, including any risk of Loss relating to holding any such right, title or interest. To “Sell” shall have a correlative meaning.

“SEC” means the Securities and Exchange Commission or the successor thereto.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation (as defined in the Purchase Agreement) or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other law of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock Equivalents” means all Securities and Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsequent Offering” means any public or private offering or any other issuance of any Capital Stock or any other issuance of any Capital Stock (other than any issuance of Common Stock to the general public), Stock Equivalents or of any other Securities or Indebtedness (including entering into any Equity Line of Credit or issuing any Variable-Priced Equity-Linked Instrument, each as defined in the Purchase Agreement) or any other debt or equity financing or capital-raising transaction of any kind other than an Exempt Issuance.

“Subsidiary” means, with respect to any person, (a) if such person is the Company, any subsidiary of the Company as set forth in, or otherwise required to be set forth in, filings with the Securities and Exchange Commission, whether before, on or after the date hereof, and (b) in any case, any other person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of fifty percent (50%) or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such person or one or more Subsidiaries of such person.

“Successor Entity” means the person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Change of Control or the person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

“Trading Market” means, for any Security, any of the following markets or exchanges on which such Security is listed, designated or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (and any successors to any of the foregoing).

“Transaction Documents” means the Purchase Agreement, and the Warrant and registration rights agreement signed in connection therewith, and each other agreement, notice and other document executed in connection with the transactions contemplated hereunder, including the “Transaction Documents” as defined in the Purchase Agreement.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant” means the warrant for the purchase of Common Stock executed and delivered by the Company to the initial Holder pursuant to the Purchase Agreement, together with any amendments and replacements thereof.

32.           Construction. This Certificate of Designation shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such person as the drafter hereof. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Except as otherwise expressly provided herein, if the last or appointed day for a payment, the taking of any action or the expiration of any right required or granted hereunder shall not be a business day, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding business day. As used herein, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used herein, unless otherwise expressly provided herein, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Certificate of Designation as a whole and not to any particular provision hereof, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to this Certificate of Designation unless otherwise specified, (c) any reference to this Certificate of Designation shall include a reference to all recitals, appendices, exhibits and schedules to this Certificate of Designation and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to this Certificate of Designation as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific statute shall be to such statute, as modified from time to time, together with any successor or replacement statute, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in this Certificate of Designation, the following terms have the following meaning: (r) “person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind, (s) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other similar state law based on the Uniform Electronic Transactions Act, (t) “rounding” means, with respect to shares of Common Stock, rounding according to the regulations of the Principal Trading Market or, if not such regulations exists or if such regulations shall be ambiguous, perfectly even results shall be rounded up, (u) “including” means “including, without limitation,” (v) the “consummation” or “closing” of a Fundamental Transaction or Subsequent Offering that consists of several distinct closings shall be deemed occur on the first such closings, (w) “dollar” and the sign “$” each mean the lawful money of the United States of America, (x) “business day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement and (y) “trading day” means a day on which the Principal Trading Market for the Common Stock is open for trading; provided, that “trading day” shall not include, unless the Required Holders otherwise agree, any day on which the Common Stock is scheduled to trade thereon for less than four and a half hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or, if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m.); provided, further that, if the Common Stock does not trade on any Trading Market, “trading day” shall mean “business day”. All references in this Certificate of Designation to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. A Negative Event shall be deemed to exist at all times during the period commencing on the date that such Negative Event occurs to the date on which such Negative Event is waived in writing in accordance with this Certificate of Designation. Whenever in any provision of this Certificate of Designation, any Holder is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that such Holder may take or refrain to take such action in its sole discretion. References to times of the day herein shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Certificate of Designation. No provision of this Certificate of Designation shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. The reporting entity relied upon for the determination of trading price and trading volume shall be Bloomberg, L.P.

33.           Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designation, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to any Company Group Member or any Subsidiary of any Company Group Member, the Company shall, except as otherwise agreed by the Required Holders, within four (4) business days after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to any Company Group Member or any Subsidiary of any Company Group Member, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to any Company Group Member or any Subsidiary of any Company Group Member. The rights of the Holders under this Section 33 shall be in addition to, and not as a limit or in substitution for, any rights Nothing contained in this Section 30 shall limit any obligations of the Company, or any rights of any Holder, under Section 4.4 (Disclosures) of the Purchase Agreement and Section 11 (Other Covenants; Information) and nothing in such provision shall limit the rights of any Holder under this Section 33.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C Convertible Preferred Stock of ConnectM Technology Solutions, Inc. to be signed by its Chief Executive Officer on this 4th day of September, 2026.

ConnectM Technology Solutions, Inc.

By:
	Name:	Bhaskar Panigrahi
	Title:	Chief Executive Officer

ANNEX A

CONNECTM TECHNOLOGY SOLUTIONS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of ConnectM Technology Solutions, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted:

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:

Name:

Title:

Tax ID: _____________________

Facsimile: ___________________

E-mail Address: